UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 26, 2021
Date of Report (date of earliest event reported)
Corcept Therapeutics Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
149 Commonwealth Drive, Menlo Park, CA 94025
(Address of Principal Executive Offices) (Zip Code)
(650) 327-3270
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 26, 2021, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect eight directors to hold office until our 2022 annual meeting of stockholders, and 2) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
A total of 116,627,692 shares of Corcept Therapeutics Incorporated common stock held by stockholders of record at the close of business on April 16, 2021 were entitled to vote at the annual meeting. The total number of shares voted at the annual meeting was 102,368,830. The voting on the two matters is set forth below:
Proposal 1 — Election of Directors. The following directors were elected to serve until our 2022 annual meeting of stockholders.

Director	For	Withheld	Broker Non-Votes
Gregg Alton	80,997,850	1,920,369	19,450,611
G. Leonard Baker, Jr.	80,662,899	2,255,320	19,450,611
Joseph K. Belanoff, M.D.	82,359,986	558,233	19,450,611
Gillian M. Cannon, Ph.D.	82,685,412	232,807	19,450,611
David L. Mahoney	80,900,114	2,018,105	19,450,611
Kimberly Park	80,498,964	2,419,255	19,450,611
Daniel N. Swisher, Jr.	68,845,817	14,072,402	19,450,611
James N. Wilson	80,794,175	2,124,044	19,450,611
Proposal 2 — To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	101,275,555
Against	1,059,617
Abstain	33,658
Broker Non-Votes	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date:	June 2, 2021	By:	/s/ Atabak Mokari
Name: Atabak Mokari
Title: Chief Financial Officer and Treasurer